Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Firefly Neuroscience, Inc. (“Company”) for the period ended September 30, 2024 (the “Report”), I, Jon Olsen, Chief Executive Officer (Principal Executive Officer) of the Company, and I, Paul Krzywicki, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2024	/s/ Jon Olsen
Jon Olsen
Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2024	/s/ Paul Krzywicki
Paul Krzywicki
Chief Financial Officer
(Principal Financial and Accounting Officer)